UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2012

Chemical Financial Corporation
(Exact Name of Registrant as
Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-08185 (Commission File Number)	38-2022454 (IRS Employer Identification No.)

235 E. Main Street Midland, Michigan (Address of Principal Executive Offices)	48640 (Zip Code)

Registrant's telephone number, including area code:  (989) 839-5350

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

                    Chemical Financial Corporation (the "Corporation") held its annual meeting of shareholders on April 16, 2012. At that meeting, the shareholders voted on four proposals and cast their votes as described below.

Proposal 1

                    All of the directors of the Corporation are elected annually. All nominees for director were elected by the following votes:

Election of Directors	Votes Cast
			Broker
	For	Withheld	Non-Votes
Gary E. Anderson	18,466,890	155,372	3,414,427
J. Daniel Bernson	18,430,156	192,106	3,414,427
Nancy Bowman	18,451,774	170,489	3,414,427
James R. Fitterling	18,460,087	162,175	3,414,427
Thomas T. Huff	18,362,015	260,247	3,414,427
Michael T. Laethem	18,432,505	189,757	3,414,427
James B. Meyer	18,344,860	277,402	3,414,427
Terence F. Moore	18,424,075	198,187	3,414,427
Aloysius J. Oliver	13,976,080	4,646,182	3,414,427
David B. Ramaker	18,227,384	394,878	3,414,427
Grace O. Shearer	18,382,580	239,682	3,414,427
Larry D. Stauffer	18,459,771	162,491	3,414,427
Franklin C. Wheatlake	18,491,845	130,417	3,414,427

Proposal 2

                    Proposal 2 was a proposal to ratify the appointment of KPMG LLP as independent registered public accounting firm for the year ending December 31, 2012, as described in the proxy statement. This proposal was approved.

Votes Cast

For	Against	Abstain	Broker Non-Votes
21,864,521	120,873	51,295	0

Proposal 3

                    Proposal 3 was an advisory vote to approve the Corporation's executive compensation, as described in the proxy statement. This proposal was approved.

Votes Cast

For	Against	Abstain	Broker Non-Votes
17,463,523	798,908	359,831	3,414,427

Proposal 4

                    Proposal 4 was a proposal to approve the Chemical Financial Corporation Stock Incentive Plan of 2012, as described in the proxy statement. The proposal was approved.

Votes Cast

For	Against	Abstain	Broker Non-Votes
17,149,500	1,351,513	121,249	3,414,427

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 18, 2012	CHEMICAL FINANCIAL CORPORATION (Registrant)

/s/ Lori A. Gwizdala
Lori A. Gwizdala Executive Vice President, Chief Financial Officer and Treasurer